Adopted October 28, 2002

                       Mercantile Absolute Return Fund LLC
                     Mercantile Small Cap Managers Fund LLC
                     Mercantile Long-Short Manager Fund LLC

                           Consolidated Code of Ethics


I.    General

      Rule 17j-1 under the Investment Company Act of 1940 (the "1940 Act") makes it unlawful for investment company personnel and other "Access Persons" to engage in "fraudulent, deceptive or manipulative" practices in connection with their personal transactions in securities when those securities are held or to be acquired by an investment company. The Rule also requires every investment company, the investment company's investment adviser and, in certain cases, the investment company's principal underwriter, to adopt a Code of Ethics containing provisions "reasonably necessary to prevent" such prohibited practices.

      This document constitutes the Code of Ethics required by Rule 17j-1 for the "Funds", as defined in Appendix A. Appendix A also provides certain other definitions for entities which are referenced in this Code of Ethics.


II.   Definitions

      For purposes of this Code, the following terms have the meanings set forth as follows:

      A.    "Access Person" means:

            1. Any director, officer, general partner or Advisory Person of a Fund, Adviser or Sub-Adviser;

                  (a) If an Adviser or Sub-Adviser is primarily engaged in a business or businesses other than advising Funds or advisory clients within the meaning of Section (a)(1)(B) of Rule 17j-1 under the 1940 Act, then "Access Person" means any director, officer or Advisory Person of an Adviser or Sub-Adviser who, with respect to a Fund for which such entity acts as Adviser or Sub-Adviser, makes any recommendation, participates in the determination of which recommendation shall be made, or whose principal function or duties relate to the determination of which recommendation shall be made or who, in connection with his or her duties, obtains any


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                        information concerning securities recommendations being
                        made by such investment Adviser or Sub-Adviser to the Fund.

            2. Any director, officer or general partner of the Distributor who in the ordinary course of his or her business makes, participates in or obtains information regarding the Purchase or Sale of Securities for the Funds or whose functions or duties as part of the ordinary course of his or her business relate to the making of any recommendation to the Funds regarding any Purchase or Sale of Securities.

      B.    "Advisory Person" means:

            1. Any employee of a Fund, Adviser or Sub-Adviser who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the Purchase or Sale of a Security by a Fund, or whose functions relate to the making of any recommendations with respect to such Purchases or Sales; and

            2. Any natural person in a Control relationship to a Fund, Adviser or Sub-Adviser who obtains information concerning recommendations made to the Fund with regard to the Purchase or Sale of a Security by the Fund.

      C. "Beneficial Ownership" of a Security is to be determined in the same manner as it is for purposes of Section 16(a)(1)-(a)(2) of the Securities Exchange Act of 1934. This means that a person should generally consider himself or herself the beneficial owner of any securities of which he or she shares in the profits, even if he or she has no influence on voting or disposition of the securities.

      D. "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act. Section 2(a)(9) defines "control" as the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Ownership of 25% or more of a company's outstanding voting securities is presumed to give the holder thereof control over the company. Such presumption may be countered by the facts and circumstances of a given situation.

      D. "Covered Persons" means any officer, director, general partner or employee of the Funds, Adviser, Sub-Advisers or Distributor.

      E. "Disinterested Director" means a director or trustee of a Fund who is not an "interested person" of the Fund within the meaning of
            Section 2 (a)(19) of the Act.

      F.    "Distributor" means the principal underwriter of a Fund.

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      G.    "Purchase or Sale of a Security" means obtaining or disposing of
            "Beneficial Ownership" of that Security and includes, among other things, the writing of an option to purchase or sell a Security.

      H. "Security" shall have the same meaning as that set forth in Section 2(a)(36) of the 1940 Act, except that it shall not include direct obligations of the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments (including repurchase agreements) and shares issued by registered, open-end investment companies.


III.  General Principles Applicable to Covered Persons

      A.    Introduction

            Although certain provisions of this Code of Ethics apply only to Access Persons, all Covered Persons are subject to the prohibitions of Rule 17j-1 against fraudulent, deceptive and manipulative practices and to the general fiduciary principles as set forth in III.B. and III.C. below.

            Every Covered Person should appreciate the need to behave in an ethical manner with respect to the Funds. In particular, all Covered Persons who are involved in any way with the activities of a Fund should be wary of any potential conflicts between their duty of loyalty to a Fund and their own financial interests, particularly with respect to their own securities trading activities. Covered Persons should take care to preserve the confidentiality of the Funds' business affairs. Covered Persons who are not "Access Persons" but who become aware of proposed Fund securities transactions should not engage in transactions in those same securities without the permission of the Secretary of the Fund. Otherwise, Covered Persons who are not Access Persons are not limited in their personal securities transactions by this Code, but such Covered Persons are encouraged to consult with the Secretary of the Funds if they have any doubts about the applicability of the Code of Ethics to any proposed transaction.

      B.    Statement of General Fiduciary Principles

            The following principles are the policy of the Funds and are the obligations of all Covered Persons:

            1. It is the duty of all Covered Persons at all times to place the interests of Fund shareholders first.

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            2.    All personal securities transactions must be conducted in such manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility.

            3. Covered Persons must not take inappropriate advantage of their positions or the information they acquire, with or on behalf of a Fund, Adviser, Sub-Adviser and/or Distributor, to the detriment of shareholders of the Funds.

      C.    Fraudulent Practices

            Rule 17j-1 makes it unlawful for any Covered Person, in connection with a Fund with which such Covered Person has a relationship, to:

            1.    Employ any device, scheme or artifice to defraud a Fund;

            2. Make to a Fund any untrue statement of a material fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

            3. Engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon a Fund; or

            4.    Engage in any manipulative practice with respect to a Fund.


IV.   Reporting Requirements of Access Persons

      Unless excepted by Section V every Access Person of a Fund (other than a money market fund or a Fund that does not invest in Covered Securities) and every Access Person of the Adviser, Sub-Adviser or Distributor to a Fund, must report to that Fund, Adviser, Sub-Adviser or Distributor:

      A. Initial Holdings Reports. No later than 10 days after becoming Access Person, each Access Person shall report the following information on the form attached as Appendix C to this Code:

            1. The title, number of shares and principal amount of each Security in which the Access Person had any direct or indirect Beneficial Ownership when the person became an Access Person;

            2. The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

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            3.    The date the report was submitted by the Access Person.

      B. Quarterly Transaction Reports. No later than 10 days following the end of the calendar quarter to which such report relates, each Access Person shall the following information on the form attached as Appendix B to this Code:

            1. With respect to transactions in any Security in which such Access Person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership in the Security:

                  (a) the date of the transaction, title, interest rate and maturity date (if applicable), number of shares and principal amount of each Security involved;

                  (b) the type of transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                  (c) the price of the Security at which the transaction was effected;

                  (d) the name of the broker, dealer or bank with or through whom the transaction was effected; and

                  (e)   the date the report was submitted by the Access Person.

            2. With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

                  (a) the name of the broker, dealer or bank with whom the Access Person established the account; and

                  (b)   the date the account was established.

      C. Annual Holdings Reports. Annually, each Access Person shall report within 30 days the following information on the form attached as Appendix C to this Code:

            1. The title, number of shares and principal amount of each Security in which the Access Person had any direct or indirect Beneficial Ownership;

            2. The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

            3.    The date that the report is submitted by the Access Person.


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V.    Exceptions to the Reporting Requirements.

      A. No direct or indirect influence or control. Access Persons need not make a report under Section IV with respect to transactions effected for, and Securities held in, any account over which the Access Person has no direct or indirect influence or control.


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      B.    Disinterested Directors. A Disinterested Director required to make a report solely by reason of being a Fund director is not required to make:

            1.    An Initial Holdings Report and an Annual Holdings Report; and

            2. A Quarterly Transaction Report, unless the director knew or, in the ordinary course of fulfilling his or her official duties as a Fund director, should have known that during the 15-day period immediately before or after the director's transaction in a Security, the Fund purchased or sold the Security, or the Fund or its Adviser or Sub-Adviser considered purchasing or selling the Security

      C. Distributor. The requirements of this Code of Ethics are not applicable to an employee of the Distributor, provided that:

            1. The Distributor is not an affiliated person of the Fund or any Adviser or Sub-Adviser of the Fund; and

            2. The Distributor has no officer, director or general partner who serves as an officer, director or general partner of the Fund or of any Adviser or Sub-Adviser of the Fund.

      D. Requirements Applicable to Other Access Persons. The requirements of this Code of Ethics are not applicable to any Access Person to the Fund who is subject to a separate Code of Ethics adopted by an Adviser or Sub-Adviser of the Fund, provided that:

            1. Each Code of Ethics complies with the requirements of Rule 17j-1 and has been approved by the Board of Directors of the Fund; and

            2. Each Adviser and Sub-Adviser has certified (and at least annually thereafter) to the Board of Directors of the Fund that it has adopted procedures reasonably necessary to prevent Access Persons from violating such Code of Ethics.

            3. Each Adviser and Sub-Adviser shall furnish to the Fund upon request (and in any event no less than quarterly) written reports which describe any issues arising under its Code of Ethics or procedures during the period specified including (but not limited to) information about material violations of the Code or procedures and sanctions imposed in response to material violations.

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                                   APPENDIX A

                               ENTITY DEFINITIONS


"Fund" shall mean each of the following and any series of the following hereafter designated:

        Mercantile Absolute Return Fund LLC
        Mercantile Small Cap Manager Fund LLC
        Mercantile Long-Short Manager Fund LLC


Mercantile Capital Advisors, Inc. (an "Adviser") is the investment adviser to each of the Funds listed above.

RCG Tapestry, LLC (an "Sub-Adviser") is the sub-adviser to Mercantile Absolute Return Fund.

CIBC Oppenheimer Adviser, LLC (an "Sub-Adviser") is the sub-adviser to Mercantile Long-Short Manager Fund.

Agio Alternative Assets, LLC (an "Sub-Adviser") is the sub-adviser to Mercantile Small Cap Managers Fund.




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                                   APPENDIX B

                QUARTERLY PERSONAL SECURITIES TRANSACTIONS REPORT

Note: A Disinterested Director is required to complete this report ONLY IF the Director knew or, in the ordinary course of fulfilling his official duties as a Fund director or trustee should have known, that during the 15-day period immediately before or after the director's or trustee's transaction, such Security is or was Purchased or Sold, or considered for Purchase or Sale, by a Fund. Reports are due within 10 calendar days after the end of the calendar quarter.*

Name of Reporting Person:
                         -------------------------------------------------------
Calendar Quarter Ended:
                       ---------------------------------------------------------

A. Securities Transactions. During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transactions acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics of the Company:

                                                                              Broker/Dealer
                           Number of                    Nature of             Or Bank
                           Shares or      Dollar        Transaction           Through Which
Title of    Date of        Principal      Amount of     (Purchase,            Transaction
Security    Transaction    Amount         Transaction   Sale, Other)  Price   Effected
--------    -----------    ---------      -----------  ------------   ----    --------------




* Transactions that are asterisked indicate transactions in a security where I knew at the time of the transaction or, in the ordinary course of fulfilling my official duties as a director or officer, should have known that during the 15-day period immediately preceding or after the date of the transaction, such security was purchased or sold, or such security was being considered for purchase or sale, by the Company.


B. New Brokerage Accounts. During the quarter referred to above, I established the following accounts in which securities were held during the quarter for my direct or indirect benefit:

        Name of Broker, Dealer or Bank      Date Account Was Established
        ------------------------------      ----------------------------


C. Other Matters. This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

I certify that I have included on this report all securities transactions required to be reported pursuant to the Code of Ethics.

_________________________                    ___________________________________
Signature                                    Date

Please return this form to Jennifer Vollmer, Mercantile Capital Advisors, 2 Hopkins Plaza, Baltimore, Maryland 21201. Questions should be directed to Jennifer Vollmer at 410-237-5106.

                                   APPENDIX C

                           SECURITIES HOLDINGS REPORT

              [ ] Check Here if this is an Initial Holdings Report


Name of Reporting Person:___________________________________________________


For the Year/Period Ended __________________________________________________
                                (month/day/year)


A. Securities Holdings. As of the calendar year/period referred to above, I have a direct or indirect beneficial ownership interest in the securities listed below which are required to be reported pursuant to the Code of Ethics of the
Company:

          Title of                   Number                   Principal
          Security                   of Shares                Amount
         ---------                   ---------                ----------







B. The name of any broker, dealer or bank with whom I maintain an account in which my securities are held for my direct or indirect benefit are as follows:






C. Other Matters. This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.



I certify that I have included on this report all securities transactions required to be reported pursuant to the Code of Ethics.




Date:______________________________    Signature:_____________________________

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Please return this form to Jennifer Vollmer, Mercantile Capital Advisors, 2
Hopkins Plaza, Baltimore, Maryland 21201. Questions should be directed to Jennifer Vollmer at 410-237-5106.